Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of Churchill Capital Corp VII dated as of April 10, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: April 10, 2023	MAGNETAR FINANCIAL LLC

By: Magnetar Capital Partners LP, its Sole Member
By: Supernova Management LLC, its General Partner

By: /s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of
Supernova Management LLC

Date: April 10, 2023	MAGNETAR CAPITAL PARTNERS LP

By: Supernova Management LLC, its General Partner

By: /s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of
Supernova Management LLC

Date: April 10, 2023	SUPERNOVA MANAGEMENT LLC

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman, Manager

Date: April 10, 2023	DAVID J. SNYDERMAN

By: /s/ Hayley A. Stein
Name: Hayley A. Stein
Title: Attorney-in-fact for David J. Snyderman